================================================================================
--------------------------------------------------------------------------------

                            Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the Appropriate Box:
[   ]    Preliminary Proxy Statement

[   ]    Confidential,  for Use of the Commission  Only (as permitted by Rule
         14a-6(e)(2))

[ X ]    Definitive Proxy Statement

[   ]    Definitive Additional Materials

[   ]    Soliciting  Material  Pursuant to Section  240.14a-11(c)  or Section
         240.14a-12

--------------------------------------------------------------------------------
================================================================================

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION

                 (Name of Registrant as Specified in its Charter
                                       and
                     Name of Person Filing Proxy Statement)

================================================================================


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[  ]     Fee computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
         0-11.

         1)       Title  of  each  class  of  securities  to  which  transaction applies:
                  ______________________________________________________
         2)       Aggregate number of securities to which transaction applies:
                  ______________________________________________________
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                  ______________________________________________________
         4)       Proposed maximum aggregate value of transaction:
                  ______________________________________________________
         5)       Total fee paid:
                  ______________________________________________________
[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing with which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            Amount Previously Paid:  _____________________________________
            Form, Schedule or Registration Statement No.: _________________ Filing Party: ________________________________________________
            Date Filed:  __________________________________________________

--------------------------------------------------------------------------------
================================================================================

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                               158 Route 206 North
                           Gladstone, New Jersey 07934
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 24, 2001
                        ---------------------------------

To Our Shareholders:

            NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Peapack-Gladstone Financial Corporation will be held at Peapack-Gladstone's Loan and Administration Building, 158 Route 206 North, Gladstone, New Jersey, on April 24, 2001, at 2:00 p.m. local time for the purpose of considering and voting upon the following matters:

            1. Election of twelve directors to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and qualified;

            2. Such other business as may properly come before the meeting or any adjournment thereof.

            Only shareholders of record at the close of business on March 19, 2001, are entitled to receive notice of, and to vote at, the meeting.

            You are urged to read carefully the attached proxy statement relating to the meeting.

            Shareholders are cordially invited to attend the meeting in person. Whether or not you expect to do so, we urge you to sign and date the enclosed proxy form and return it in the enclosed envelope as promptly as possible. You may revoke your proxy by filing a later-dated proxy or a written revocation of the proxy with the Secretary of Peapack-Gladstone prior to the meeting. If you attend the meeting, you may revoke your proxy by filing a later-dated proxy or written revocation of the proxy with the Secretary of the meeting prior to the voting of such proxy.


                                By Order of the Board of Directors



                                CATHERINE A. McCATHARN,
                                Corporate Secretary

Gladstone, New Jersey
March 23, 2001


               YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THE
                    ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                               158 Route 206 North
                           Gladstone, New Jersey 07934

                       -----------------------------------

                                 PROXY STATEMENT
                              Dated March 23, 2001
                      ------------------------------------


                       GENERAL PROXY STATEMENT INFORMATION

            This proxy statement is furnished to the shareholders of Peapack-Gladstone Financial Corporation in connection with the solicitation by the Board of Directors of Peapack-Gladstone of proxies for use at the Annual Meeting of Shareholders to be held at Peapack-Gladstone's Loan and Administration Building, 158 Route 206 North, Gladstone, New Jersey on April 24, 2001 at 2:00 p.m. local time. This proxy statement is first being mailed to shareholders on approximately March 23, 2001.

                               VOTING INFORMATION

Outstanding Securities and Voting Rights

            The record date for determining shareholders entitled to notice of, and to vote at, the meeting is March 19, 2001. Only shareholders of record as of the record date will be entitled to notice of, and to vote at, the meeting.

            On the record date, 3,025,277 shares of Peapack-Gladstone's common stock, no par value, were outstanding and eligible to be voted at the meeting. Each share of Peapack-Gladstone's common stock is entitled to one vote.

            At the meeting, inspectors of election will tabulate both ballots cast by shareholders present and voting in person, and votes cast by proxy. Under applicable state law and Peapack-Gladstone's certificate of incorporation and by-laws, abstentions and broker non-votes are counted for purpose of establishing a quorum but otherwise do not count. Generally, the approval of a specified percentage of shares voted at a shareholders meeting is required to approve a proposal and thus abstentions and broker non-votes have no effect on the outcome of a vote. The election of directors requires the affirmative vote of a plurality of Peapack-Gladstone's common stock voted at the meeting, whether voted in person or by proxy.

            All shares represented by valid proxies received pursuant to this solicitation will be voted "FOR" the election of the twelve nominees for director who are named in this proxy statement, unless the shareholder specifies a different choice by means of the proxy or revokes the proxy prior to the time it is exercised. Should any other matter properly come before the meeting, the persons named as proxies will vote upon such matters according to their discretion unless the shareholder otherwise specifies in the proxy.

Revocability of Proxy

            Any shareholder giving a proxy has the right to attend and to vote at the meeting in person. A proxy may be revoked prior to the meeting by filing a later-dated proxy or a written revocation if it is sent to the Secretary of Peapack-Gladstone, Catherine A. McCatharn, at 158 Route 206 North, Gladstone, New Jersey, 07934, and is received by Peapack-Gladstone in advance of the meeting. A proxy may be revoked at the meeting by filing a later-dated proxy or a written revocation with the Secretary of the meeting prior to the voting of such proxy.

Solicitation of Proxies

            This   proxy   solicitation   is   being   made  by  the   Board  of
Peapack-Gladstone and the costs of the solicitation will be borne by Peapack-Gladstone. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile transmission by directors, officers and employees of Peapack-Gladstone and its subsidiaries who will not be specially compensated for such solicitation activities. Peapack-Gladstone will also make arrangements with brokers, dealers, nominees, custodians and fiduciaries to forward proxy soliciting materials to the beneficial owners of shares held of record by such persons, and Peapack-Gladstone may reimburse them for their reasonable expenses incurred in forwarding the materials.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

                              Director Information

            Peapack-Gladstone's certificate of incorporation and by-laws authorize a minimum of 5 and a maximum of 25 directors, but leave the exact number to be fixed by resolution of Peapack-Gladstone's Board of Directors. The Board is presently comprised of 12 members. Directors are elected annually by the shareholders for one-year terms. Peapack-Gladstone's Nominating Committee has nominated the twelve current directors for re-election to serve for one-year terms expiring in 2001 and until their successors shall have been duly elected and qualified.

            Shareholders will elect 12 directors at the meeting. Unless a shareholder indicates otherwise on the proxy, the proxy will be voted for the persons named in the table below to serve until the expiration of their terms, and thereafter until their successors have been duly elected and qualified.

            The following table sets forth the names and ages of the Board's nominees for election, the nominees' position with Peapack-Gladstone (if any), the principal occupation or employment of each nominee for the past five years and the period during which each nominee has served as a director of Peapack-Gladstone. The nominee's prior service as a director includes prior service as a director of Peapack-Gladstone Bank prior to the formation of the holding company.



                       NOMINEES FOR ELECTION AS DIRECTORS

                                                         Director                      Principal Occupation or
               Name                       Age             Since                     Employment for Past Five Years
==================================== =============== ===============================================================================
Anthony J. Consi, II                       56               2000        Senior Vice President of Finance and Operations, Weichert
                                                                        Realtors; previously Chairman of Chatham Savings, FSB.

Pamela Hill                                63               1991        President of Ferris Corp. since 1995; previously Vice
                                                                        President of Ferris Corp.

T. Leonard Hill                            89               1944        Chairman of the Board of Peapack-Gladstone and the Bank
                                                                        since 1989; Chairman of Ferris Corp.

Frank A. Kissel                            50               1989        President and CEO of Peapack-Gladstone and the Bank since
                                                                        1989.

John D. Kissel                             48               1987        Manager of Turpin Real Estate, Inc. since 1991.

James R. Lamb                              58               1993        Principal of James R. Lamb,P.C., Attorney at Law since 1967.

George R. Layton                           73               1966        Director of Layton Funeral Home since 1953.

Edward A. Merton                           57               1981        President of Merton Excavating and Paving Co. since 1961.

F. Duffield Meyercord                      54               1991        Managing Director and Partner of Carl Marks Consulting
                                                                        Group, LLC., since 1998; Managing Director, Meyercord
                                                                        Advisors, Inc., since 1985; Director of Programmer's
                                                                        Paradise, Inc. since 1991.

John R. Mulcahy                            62               1981        Retired since 1994; previously President of Mulcahy Realty and Construction.

Philip W. Smith III                        45               1995        President, Phillary Management, Inc. since 1994; previously
                                                                        Commercial Real Estate Broker, C.B. Commercial Group, Inc.

Jack D. Stine                              79               1976        Retired.  Trustee, Proprietary House Association.


T. Leonard Hill is the father of Pamela Hill.
Frank A. Kissel and John D. Kissel are brothers.


Recommendation and Vote Required on Proposal 1

            Peapack-Gladstone's Board of Directors unanimously recommends a vote "FOR" management's nominees for director. Peapack-Gladstone's directors will be elected by a plurality of the votes cast at Peapack-Gladstone's meeting, whether in person or by proxy.

                      COMMITTEES OF THE BOARD OF DIRECTORS

            The Board of Directors of Peapack-Gladstone held five (5) meetings during 2000. All the directors of Peapack-Gladstone also serve as directors of the Bank, which held thirteen (13) meetings during 2000.

            Peapack-Gladstone   maintains   a   standing    Executive/Nominating
Committee, Audit Committee, Trust Committee and Compensation Committee. These Committees are described below:

            Executive/Nominating Committee. The principal function of the Executive Committee is to exercise the authority of Peapack-Gladstone's Board in the management and affairs of Peapack-Gladstone, as required, between meetings of the Board. The Executive Committee also serves as Peapack-Gladstone's Nominating Committee and as such makes recommendations with respect to nominees for election to Peapack-Gladstone's Board and nominees to fill vacancies in Board membership between meetings. Shareholders may make recommendations to the Committee, which has no established criteria. The members are Messrs. Frank A. Kissel, Hill, Lamb, Layton, Mulcahy and Stine. There were twelve (12) meetings of the Executive Committee in 2000.

            Audit Committee. The Audit Committee (which also serves as the Audit Committee for the Bank) supervises internal audits of Peapack-Gladstone and the Bank, reviews reports of internal and external auditors engaged by Peapack-Gladstone and the Bank, makes recommendations for changes in relevant systems and policies, and recommends the appointment of outside auditors. A copy of the Audit Committee Charter can be found at the end of this year's proxy statement. The Audit Department of the Bank reports directly to the Audit Committee. The members are Messrs. Smith, Mulcahy and Stine. There were five (5) meetings of the Audit Committee in 2000.

            Compensation Committee. The Compensation Committee is responsible for overseeing the executive compensation practices at Peapack-Gladstone and the Bank and reviewing and evaluating the compensation of other officers and employees of Peapack-Gladstone and the Bank. The members are Messrs. Consi, Frank A. Kissel, Hill, Meyercord, Merton and Stine. There were two (2) meetings of the Compensation Committee to establish compensation levels for 2000.

            Trust Committee. The principal functions of the Trust Committee of the Peapack-Gladstone Bank include reviewing and approving general policies pertaining to the exercise of fiduciary powers by the Bank and overseeing the exercise of the Bank's fiduciary powers and policies. There were twelve (12) meetings of the Trust Committee in 2000.

            During 2000, all directors of Peapack-Gladstone attended no fewer than 75% of the total number of meetings of Peapack-Gladstone's (or the Bank's) Board and meetings of committees on which such director served.

            Mr. T. Leonard Hill is ex-officio with full voting powers on all committees.

                             DIRECTOR'S COMPENSATION

            Peapack-Gladstone pays its directors an $8,000 annual retainer, and $400 for each regular Bank Board meeting they attended and $300 for each Bank committee meeting they attended. Frank A. Kissel, as a full-time employee, was not compensated for services rendered as a director.

            The 1995 Stock Option Plan for Outside Directors provides for the award of non-qualified stock options to each non-employee director. Prior to February 2001, awards were made on a basis scheduled in the Plan depending upon when an outside director was first elected to the Board of the Bank. On February 8, 2001, the Board of Directors amended the Plan to provide that all future grants will result from recommendations from the Compensation Committee to the Board and a vote from the full Board. No stock options were awarded to directors under the plan in 2000.

            In April 1998, the shareholders of Peapack-Gladstone approved a non-qualified stock option plan for non-employee directors of Peapack-Gladstone. Prior to February 2001, the 1998 Stock Option Plan for Outside Directors provided for the award of options to each outside director on a scheduled basis depending upon when an outside director was first elected to the Board. Mr. Anthony J. Consi, who was appointed to the Board in January 2000, was awarded 1,735 stock options in 2000 pursuant to that schedule. On February 8, 2001, the Board of Directors amended the Plan to provide that all future grants will result from recommendations from the Compensation Committee to the Board and a vote from the full Board.

            Under each of the Outside Director Plans, the exercise price for the option shares may not be less than the fair market value of the common stock on the date of grant of the option. The options granted under these plans are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant. The stock options vest during a period of up to five years after the date of grant. All options granted under these plans are exercisable in cumulative installments of 20% for each year after the date of grant such that 100% of such options will be exercisable after five years.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

Certain Beneficial Owners

            The following table sets forth as of February 28, 2001 certain information as to beneficial ownership of each person known to Peapack-Gladstone to own beneficially more than 5% of the outstanding common stock of Peapack-Gladstone. The beneficial owner in the table below has sole voting and investment power as to all his shares.

                                      Number of Shares
Name of Beneficial Owner             Beneficially Owned      Percent of Class
================================= ======================== ====================

James M. Weichert                         301,066                 9.97%
--------------------------------- ------------------------ --------------------

Stock Ownership of Directors and Executive Officers

            The following table sets forth as of February 28, 2001 the number of shares of Peapack-Gladstone's common stock that were beneficially owned by each of the directors/nominees, the executive officers of Peapack-Gladstone for whom individual information is required to be set forth in this proxy statement (the "Named Executive Officers") pursuant to the regulations of the Securities and Exchange Commission (the "SEC"), and by all directors and executive officers as a group.


                                                   Number of Shares
Name of Beneficial Owner                          Beneficially Owned (1)         Percent of Class (2)
============================================== ========================== ===============================
Arthur F. Birmingham                            6,551     (3)                           *

Garrett P. Bromley                              5,275     (4)                           *

Anthony J. Consi, II                           20,297     (5)                           *

Pamela Hill                                    27,003     (6)                           *

T. Leonard Hill                                61,248     (7)                         1.93%

Frank A. Kissel                                32,542     (8)                         1.02%

John D. Kissel                                 20,358     (9)                           *

James R. Lamb                                  11,358     (10)                          *

George R. Layton                               35,898     (11)                        1.13%

Edward A. Merton                               11,305     (11)                          *

F. Duffield Meyercord                           9,416     (11)                          *

John R. Mulcahy                                12,320     (12)                          *

Robert M. Rogers                                7,965     (13)                          *

Philip W. Smith, III                           13,333     (14)                          *

Craig C. Spengeman                              8,678     (15)                          *

Jack D. Stine                                  12,751     (16)                          *

All directors and executive officers           306,502    (17)                        9.66%
as a group (18 persons)


------------------------------------------
NOTES:
*           Less than one percent

(1) Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record or beneficially by the named person.

(2) The number of shares of common stock used in calculating the percentage of the class owned includes shares of common stock outstanding as of February 28, 2001, and 152,425 shares purchasable pursuant to options exercisable within 60 days of February 28, 2001.

(3) This total includes 499 shares allocated to Mr. Birmingham under Peapack-Gladstone's Profit Sharing Plan, 66 shares owned by Mr. Birmingham's child, and 4,909 shares purchasable pursuant to options exercisable within 60 days.

(4) This total includes 406 shares allocated to Mr. Bromley under Peapack-Gladstone's Profit Sharing Plan and 4,817 shares purchasable pursuant to options exercisable within 60 days.

(5) This total includes 347 shares purchasable pursuant to options exercisable within 60 days.

(6) This total includes 7,813 shares purchasable pursuant to options exercisable within 60 days.

(7) This total includes 43,050 shares owned by the Hill Family Trusts and 2,965 shares purchasable pursuant to options exercisable within 60 days.

(8) This total includes 1,259 shares owned by Mr. Frank A. Kissel's wife, 2,099 shares owned by Mr. Kissel's children, 2,195 shares allocated to Mr. Kissel under Peapack-Gladstone's Profit Sharing Plan and 12,882 shares purchasable pursuant to options exercisable within 60 days.

(9) This total includes 605 shares owned by Mr. John D. Kissel's wife, 2,090 shares owned by Mr. Kissel's children and 7,813 shares purchasable pursuant to options exercisable within 60 days.

(10) This total includes 1,215 shares owned by Mr. Lamb's wife, 1,359 shares owned by Mr. Lamb's children and 5,288 shares purchasable pursuant to options exercisable within 60 days.

(11) This total includes 7,813 shares purchasable pursuant to options exercisable within 60 days.

(12) This total includes 262 shares owned by Mr. Mulcahy's wife and 4,739 shares purchasable pursuant to options exercisable within 60 days.

(13) This total includes 1,111 shares allocated to Mr. Rogers under Peapack-Gladstone's Profit Sharing Plan and 6,854 shares purchasable pursuant to options exercisable within 60 days.

(14) This total includes 2,654 shares owned by Mr. Smith's wife, 470 shares owned by Mr. Smith's children and 6,598 shares purchasable pursuant to options exercisable within 60 days.

(15) This total includes 298 shares owned by Mr. Spengeman's wife, 1,251 shares allocated to Mr. Spengeman under Peapack-Gladstone's Profit Sharing Plan and 6,854 shares purchasable pursuant to options exercisable within 60 days.

(16) This total includes 6,598 shares purchasable pursuant to options exercisable within 60 days.

(17) This total includes 10,203 shares beneficially owned by two Executive Officers who are not Directors or Named Executive Officers which total includes 7,713 shares purchasable pursuant to options exercisable within 60 days.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

       The following table summarizes all compensation earned in the past three years for services performed in all capacities for Peapack-Gladstone and its subsidiaries with respect to the named executive officers.


                                                 SUMMARY COMPENSATION TABLE

                                                                      Long Term Compensation
                                            Annual Compensation              Awards
                                            -------------------       -----------------------
                                                                         Securities Under-
                                                                          Lying Options/           All Other
       Name and                                                                SARs              Compensation
   Principal Position         Year        Salary ($)     Bonus ($)             (#)                  ($) (1)
-------------------------  ------------  -------------  ------------  -----------------------    --------------
Frank A. Kissel,              2000         239,615         98,000              --                   10,376
   President and CEO of       1999         229,616         46,000             10,501                15,056
   Peapack-Gladstone          1998         229,692         42,000              --                   13,537
   and the Bank


Craig C. Spengeman,           2000         131,838         26,400                525                 8,085
   Senior Vice                1999         119,766         18,000              2,100                 7,963
   President of               1998         113,538         13,200              --                    6,292
   Peapack-Gladstone
   and the Bank

Robert M. Rogers,             2000         115,065         23,000              --                    7,077
   Senior Vice                1999         104,500         15,750              2,100                 6,988
   President of               1998          95,288         13,800              --                    5,320
   Peapack-Gladstone
   and the Bank

Garrett P. Bromley,           2000         105,182         21,000              --                    6,493
   Senior Vice                1999          99,769         15,000              2,100                 6,683
   President of the           1998          97,461         11,280              --                    5,436
   Bank

Arthur F. Birmingham          2000          99,915         20,000              --                    6,183
   Senior Vice                1999          89,769         13,500              2,100                 6,038
   President of               1998          85,255         10,080              --                    4,557
   Peapack-Gladstone
   and the Bank


-------------------------
NOTES:

(1) Consists of contributions made to Peapack-Gladstone's Savings and Profit Sharing Plan.

Option Grants

The following table shows all stock option grants during 2000 to the named executive officers and the potential values of options granted during 2000. Peapack-Gladstone does not use SAR's as compensation.


                                Stock Option Grants in Last Fiscal Year


                                                                                           Potential Realizable Value at
                                                                                        Assumed Annual Rates of Stock Price
                                            Individual Grants                            Appreciation for Option Term (1)
                     ----------------------------------------------------------------- --------------------------------------

                                               % of Total
                     Number of Securities     Options/SAR's    Exercise
                          Underlying           Granted to      or Base
                         Options/SAR's        Employees in     Price       Expiration
       Name             Granted (#) (2)        Fiscal Year     ($/Sh) (2)     Date         5% ($)           10% ($)
-------------------- ---------------------- ------------------ ----------- -----------  --------------  ----------------
Craig S. Spengeman          525 (3)                8.3           36.43      9/14/10         9,560           19,125


Notes

(1) The dollar amounts under these columns are the result of calculations at the 5% and the 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of Peapack-Gladstone's common stock price. Based upon 3,018,073 common shares outstanding as of December 31, 2000, all shareholders as a group would receive future appreciation of $66,774,865 with 5% growth, and $133,549,730 with 10% growth, over a 10-year period.

(2) The number of shares subject to the options, and the exercise price per share, have been adjusted to reflect a subsequent stock dividend.

(3) These stock options become exercisable at the rate of 20% per year beginning September 14, 2001. The stock options accelerate in the event of a change in control, as defined in the 1998 Stock Option Plan.

Aggregated Option Exercises in 2000 and Year-End Option Value

            The following table shows options exercised, if any, during 2000, and the value of unexercised options held at year-end 2000, by the named executive officers. Peapack-Gladstone does not use SARs as compensation.


                                               AGGREGATED OPTION EXERCISES IN
                                   THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                        Number of Securities
                                                                       Underlying Unexercised    Value of Unexercised
                                                                          Options at Fiscal      In-the-Money Options
                                                                            Year-End (#)          At Fiscal Year-End ($)
                                                                       -----------------------  -----------------------
                           Shares Acquired On                               Exercisable/             Exercisable/
          Name                Exercise (#)        Value Realized ($)        Unexercisable            Unexercisable
--------------------       -------------------    -------------------  -----------------------  -----------------------
Frank A. Kissel                    --                    --                12,171/13,094          267,823/35,376

Craig C. Spengeman                 --                    --                 6,413/3,679           141,047/21,799

Robert M. Rogers                   --                    --                 6,413/3,154           141,047/17,694

Garrett P. Bromley                 --                    --                 3,913/4,080            53,476/35,667

Arthur F. Birmingham               --                    --                 4,468/3,641            72,549/29,226


Savings and Profit Sharing Plans

            Peapack-Gladstone has established a qualified defined contribution plan under Section 401(k) (the "401(k) Plan") of the Internal Revenue Code of 1986, as amended (the "Code"), covering substantially all salaried employees over the age of twenty-one with at least twelve months' service and whose participation is not prohibited by the 401(k) Plan. Under the savings portion of the 401(k) Plan, employees may contribute up to fifteen percent of their pay to their elective account via payroll withholding. Peapack-Gladstone adds a matching contribution equal to fifty percent up to a maximum of $250 of the employee contribution. In addition, the Board may elect to make a discretionary contribution to the profit sharing part of the 401(k) Plan. The profit sharing portion is non-contributory and funds are invested in Peapack-Gladstone's common stock.

Pension Plan

            Peapack-Gladstone sponsors a non-contributory defined benefit pension plan that covers substantially all of Peapack-Gladstone's salaried employees. The benefits are based on an employee's compensation, age at retirement and years of service. It is the policy of Peapack-Gladstone to fund not less than the minimum funding amount required by the Employee Retirement Income Security Act.

            The following table sets forth the estimated annual benefits that an eligible employee would receive under Peapack-Gladstone's qualified defined benefit pension plan, assuming retirement age at 65 in 2000 and a 10 year certain and life annuity benefit, for the renumeration levels (subject to an annual compensation limit of $170,000) and years of service shown.


                                                                   Years of Credited Service
Renumeration                                   10              15             20              25              30
--------------------------------------    ------------    ------------     --------        -------         --------
$ 50,000                                  $11,956         $17,842          $23,706         $29,570         $31,461
 100,000                                   26,368          39,856           53,420          66,984          70,150
 150,000                                   40,781          61,870           83,134         104,398         108,839
 170,000                                   43,663          67,505           91,849         119,364         124,314


            The years of credited service of the named executives are as follows: Mr. Kissel - twelve years, Mr. Spengeman - sixteen years, Mr. Bromley - three years, Mr. Rogers - fourteen years, and Mr. Birmingham - four years.

Change of Control Arrangements

            Peapack-Gladstone and the Bank entered into Change-in-Control Agreements with Frank A. Kissel, Craig C. Spengeman, Robert M. Rogers, Arthur F. Birmingham and two other officers as of January 1, 1998 and with Garrett P. Bromley as of April 3, 1998, each of which provide for termination benefits in the event of a change in control of Peapack-Gladstone (as defined in the agreements). Pursuant to the agreements, under certain circumstances, Peapack-Gladstone and the Bank would be required to pay aggregate amounts equal to three times the highest salary and bonuses paid per year during any calendar year during the three years prior to the change in control plus continue certain health benefits. The agreements have cut-back provisions so that the payment would be reduced to avoid exceeding amounts set forth in Section 280G of the Internal Revenue Code. That provision limits payments generally to three times the last five-year average W-2 compensation.

Section 16(a) Beneficial Ownership Reporting Compliance

            Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that Peapack-Gladstone's executive officers, directors and persons who own more than ten percent of a registered class of Peapack-Gladstone's common stock, file reports of ownership and changes in ownership with the SEC. Based upon copies of reports furnished by insiders, all
Section 16(a) reporting requirements applicable to insiders during 2000 were satisfied on a timely basis.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            The Board of Directors established a Compensation Committee which has been charged with overseeing executive compensation practices at Peapack-Gladstone. Members of the Compensation Committee are Anthony J. Consi, II, F. Duffield Meyercord, Edward A. Merton, Jack D. Stine, T. Leonard Hill and Frank A. Kissel. Decisions on compensation of executive officers have been made by the full Board of Directors based upon the recommendations of the
Compensation Committee. T. Leonard Hill, Chairman of the Board, and Frank A. Kissel, President & Chief Executive Officer, have no input regarding their own compensation which is determined by the remaining Directors.

            During 2000, Peapack-Gladstone Bank paid for legal services to the law firm of James R. Lamb, P.C., whose Principal is James R. Lamb, a director and shareholder of Peapack-Gladstone. In addition, during 2000 the Bank paid Merton Excavating Company for contracting work, whose principal is Edward A. Merton, a director and shareholder of Peapack-Gladstone.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            In addition to the matters discussed above under the caption "Compensation Committee Interlocks and Insider Participation," directors and officers and their associates were customers of and had transactions with the Bank subsidiary during the year ended December 31, 2000, and it is expected that such persons will continue to have such transactions in the future. All deposit accounts, loans, and commitments comprising such transactions were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management of Peapack-Gladstone, did not involve more than normal risks of collectibility or present other unfavorable features.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

            The following report was prepared by the Compensation Committee of Peapack-Gladstone regarding executive compensation policy and its relation to Peapack-Gladstone's performance.

Compensation Review Process

            The Compensation Committee of the Board of Directors is responsible for establishing and overseeing policies governing annual and long-term compensation programs for the officers named in the compensation tables shown above and other executive officers of Peapack-Gladstone.

            In establishing compensation for executive officers, the Committee considers many factors including, but not limited to, Corporation performance, individual performance and peer group compensation practices. In considering Corporation performance, the Compensation Committee reviews the actual performance of Peapack-Gladstone in light of its annual budget, which includes expense items, deposit levels, loan growth, fee income and trust department management. Annual performance reviews of each officer together with salary studies prepared by the New Jersey Community Bankers Association and KPMG are some of the sources of compensation information which are utilized in determining executive compensation. Base salaries approximate the average base salaries paid by similar financial institutions for similar positions.

            During 2000, Mr. Frank A. Kissel served as President and Chief Executive Officer of the Bank and President and Chief Executive Officer of Peapack-Gladstone. Mr. Kissel's base salary for 2000 was set by the Board based on his performance in executing his responsibilities in those positions in 1999 and the performance anticipated from him in 2000 and future years. The Board also considered the objectives set by the Committee for 2000, the overall performance of Peapack-Gladstone and Mr. Kissel's ability to develop and motivate employees to meet Peapack-Gladstone's short and long-term objectives. Mr. Kissel's 2000 bonus was based on the completion of specified corporate projects for 2000 within specified time and budget, the achievement of specified minimum financial ratios and the achievement of specified goals with respect to the Bank's financial performance and growth.

            With respect to 2000 compensation for senior officers, the Compensation Committee based its recommendations, and the full Board based its actions, on the duties and responsibilities of the officer in question, the performance of Peapack-Gladstone and of the particular officer in 1999, and the performance anticipated from the officer in 2000 and future years. Bonuses for each senior officer were set based on goals set for the senior officer and for Peapack-Gladstone as a whole. The Chief Executive Officer set goals for each senior officer.

            Another compensation tool that the Board uses to relate executive compensation to the performance of Peapack-Gladstone and the Bank as a whole is Peapack-Gladstone's Stock Option Plans. Recommendations for awards under the plans are made to the full Board by the Compensation Committee. T. Leonard Hill and Frank A. Kissel have no input regarding their own compensation which is determined by the remaining directors. Mr. Craig C. Spengeman was the only named executive officer to be granted options by the Compensation Committee in 2000.

            Detailed information relating to the named executive officers is shown in the compensation tables above.

THE COMPENSATION COMMITTEE

ANTHONY J. CONSI, II
T. LEONARD HILL
FRANK A. KISSEL
EDWARD A. MERTON
F. DUFFIELD MEYERCORD

PERFORMANCE GRAPH

            The following graph compares the cumulative total return on a hypothetical $100 investment made on January 1, 1996 in: (a) Peapack-Gladstone's common stock: (b) the Standard and Poor's ("S&P") 500 Stock Index; and (c) the Keefe, Bruyette & Woods KBW 50 Index. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock.


[graphic omitted]



            Index
         Description               1/1/96       12/31/96      12/31/97      12/31/98       12/31/99      12/31/00
------------------------------- ------------- ------------- ------------- -------------- ------------- -------------
 Peapack-Gladstone Financial      $100.00       $139.52       $201.48        $307.76       $280.30       $307.10
         Corporation
------------------------------- ------------- ------------- ------------- -------------- ------------- -------------
     S&P 500 Stock Index          $100.00       $122.96       $163.98        $210.85       $255.21       $231.98
------------------------------- ------------- ------------- ------------- -------------- ------------- -------------
         KBW 50 Index             $100.00       $141.46       $206.80        $223.91       $216.14       $259.50
------------------------------- ------------- ------------- ------------- -------------- ------------- -------------


                               THE AUDIT COMMITTEE

            Peapack-Gladstone has a standing Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee, of which a copy is included as Appendix A at the end of the proxy statement. Each member of the Audit Committee is independent, as that term is defined in the listing standards of the American Stock Exchange relating to audit committees.

Report of the Audit Committee

To the Board of Directors of Peapack-Gladstone Financial Corporation:

We have reviewed and discussed with management the Corporation's audited financial statements as of and for the year ended December 31, 2000.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committee, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

THE AUDIT COMMITTEE

JOHN R. MULCAHY
PHILIP W. SMITH, III
JACK D. STINE

March 22, 2001


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

            The firm of independent accountants of the Company recommended by the Audit Committee and selected by the Board of Directors for the current fiscal year is KPMG LLP. The Board of Directors expects that representatives of KPMG LLP will be present at the Annual Meeting, will be given an opportunity to make a statement at such meeting if they desire to do so and will be available to respond to appropriate questions.

            The fees billed for services rendered for Peapack-Gladstone by KPMG LLP for the year 2000 were as follows:


Audit Fees                                                      $   96,500
Financial Information Systems Design and Implementation Fees           -0-
All Other Fees                                                      68,250
                                                                   --------
Total                                                           $  164,750
                                                                   ========

            The Audit Committee has considered whether the provision of the services covered under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above is compatible with maintaining KPMG LLP's independence.

                              SHAREHOLDER PROPOSALS

            New Jersey corporate law requires that the notice of shareholders' meeting (for either a regular or special meeting) specify the purpose or purposes of such meeting. Thus any substantive proposal, including shareholder proposals, must be referred to in Peapack-Gladstone's notice of shareholders' meeting for such proposal to be properly considered at a meeting of Peapack-Gladstone.

            Proposals of shareholders which are eligible under the rules of the SEC to be included in Peapack-Gladstone's year 2002 proxy material must be received by the Secretary of Peapack-Gladstone no later than November 23, 2001.

            If Peapack-Gladstone changes its 2002 Annual Meeting date to a date more than 30 days from the date of its 2001 Annual Meeting, then the deadline referred to in the preceding paragraph will be changed to a reasonable time before Peapack-Gladstone begins to print and mail its proxy materials. If Peapack-Gladstone changes the date of its 2001 Annual Meeting in a manner that alters the deadline, Peapack-Gladstone will so state under Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change or notify its shareholders by another reasonable means.

            OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

            The Board of Directors knows of no business that will be presented for consideration at the meeting other than that stated in this proxy statement. Should any other matter properly come before the meeting or any adjournment thereof, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

            Whether you intend to be present at the meeting or not, you are urged to return your signed proxy promptly.

                                              By Order of the Board of Directors



                                              FRANK A. KISSEL,
                                              President


Gladstone, New Jersey
March 23, 2001



            Peapack-Gladstone's Annual Report for the year-ended December 31, 2000 is being mailed to the shareholders with this proxy statement. However, such Annual Report is not incorporated into this proxy statement and is not deemed to be a part of the proxy soliciting material.

                                                                      Appendix A

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                             AUDIT COMMITTEE CHARTER



I.          AUDIT COMMITTEE PURPOSE


The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The primary duties of the Committee are as follows:

o Monitor the integrity of the Bank's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance

o Monitor the independence and performance of the Bank's independent auditors and internal auditor

o   Provide  an  avenue  of  communication   among  the  independent   auditors,
    management, the internal auditor, and the Board of Directors

o Authorize or conduct investigations appropriate to matters within the Committee's scope of responsibilities



II.         AUDIT COMMITTEE COMPOSITION AND MEETINGS

The Audit Committee shall be comprised of three or more directors who are independent of any relationship that may influence his or her judgment as a Committee member. All members of the Committee shall have a basic understanding of finance and accounting, and be able to comprehend basic financial statements. At least one member shall have accounting or financial management expertise.

The Audit Committee shall meet at least four times annually, or more frequently if dictated by circumstances. A report shall be prepared and distributed to Committee members in advance of each meeting. The Committee shall meet annually in executive session with management, the independent auditors, and the internal auditor to discuss any matters the Committee or these groups believe to be necessary.



III.        AUDIT COMMITTEE RESPONSIBILTIES AND DUTIES

Review Procedures

1. The Committee shall review and update this charter annually. The charter shall be submitted to the Board of Directors for approval and published at least every three years in accordance with SEC regulations.

2. The Committee shall review the Bank's interim financial reports, annual audited financial statements, and related footnotes, and discuss significant issues with management and the independent auditors.

3. The Committee shall discuss significant risks and exposures with management, the independent auditors, and internal audit, as well as management's steps to mitigate these risks.

4. As necessary, the Committee shall annually review with the Bank's counsel any legal matters that could have a significant impact on the Bank's financial statements, as well as compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Independent Auditors

1. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Committee shall review the independence and performance of the independent auditors annually, and recommend the appointment or discharge of the auditors. The Committee shall also approve fees paid to the auditors.

2. On an annual basis, the Committee shall review and discuss with the independent auditors all significant relationships they have with the Bank that could impair the auditors' independence.

3. The Committee shall review the independent auditors plan, which would include scope, and staffing, as well as reliance upon management and internal audit.

4. Prior to the release of the year-end earnings, the Committee shall discuss the results of the audit with the independent auditors, in accordance with AICPA SAS 61. Matters to be discussed include the auditor's responsibility under Generally Accepted Auditing Standards
         (GAAS),   significant   accounting  policies,   management   judgments,
         accounting estimates, and significant audit adjustments, as well as other information in documents containing audited financial statements, differences of opinion with management, and consultation with other accountants by management.

5. The Committee shall consider the independent auditors' judgments regarding the quality and appropriateness of the Bank's accounting principles as applied in its financial reporting.



Internal Audit

1.       The  Committee   shall  review  the   appointment,   performance,   and
         replacement of the internal auditor.

2. The Committee shall meet with the internal auditor on a regular basis to review reports prepared by the audit department, together with management's responses. The Committee will also review the internal audit program, scope, organizational structure and qualifications of the department as needed.

Other Responsibilities

1. The Committee shall annually prepare a report to the shareholders as required by the Securities and Exchange Commission, indicating that the members have reviewed and discussed the audited financial statements with management, and discussed with the independent auditors the matters required by SAS 61.

2.       The  Committee   shall  record  minutes  of  all  meetings  and  report
         significant issues to the Board of Directors.

3. The Committee shall perform any other activity consistent with this charter, the Bank's by-laws, and governing law, as deemed appropriate by the Committee or the Board of Directors.

                                      -17-